UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 1, 2008
_______________________

ING USA Annuity and Life Insurance Company on behalf of ING USA Global Funding Trust 1 (Exact name of registrant as specified in its charter) ________________________

Iowa	333-123457	41-0991508
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.

1475 Dunwoody Drive, West Chester, Pennsylvania		19380-1478
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 425-3400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 1, 2008, a payment was made to the holders of the notes issued by the ING USA Global Funding Trust 1 (the “Trust”). Specific information with respect to the payment is filed as Exhibit 99.1 hereto. No other reportable transactions or matters have occurred during the current reporting period.

The Trust’s assets consist of a Funding Agreement issued by ING USA Annuity and Life Insurance Company (“ING USA”). ING USA is subject to the informational requirements of the Securities Act of 1934, and in accordance with those requirements files periodic and current reports and other information (including financial information) with the Securities and Exchange Commission (“SEC”). You can read and copy any reports or other information ING USA files at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of ING USA’s documents upon payment of a duplicating fee, by writing the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. ING USA’s filings are available to the public from commercial document retrieval services or over the internet at http://www.sec.gov. This Form 8-K incorporates by reference all reports filed with the SEC by ING USA Annuity and Life Insurance Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934 during the period covered by this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1      Indenture Trustee’s report in respect of the October 1, 2008 payment to holders of the notes issued by the ING USA Global Funding Trust 1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING USA ANNUITY AND LIFE INSURANCE COMPANY
(Registrant), on behalf of ING USA Global Funding Trust 1

Date: October 1, 2008
By: /s/ Karen Czizik
Name: Karen Czizik
Title: Vice President

EXHIBIT INDEX

Exhibit	Description
Number

Exhibit 99.1	Indenture Trustee’s report in respect of the October 1, 2008 payment to holders of the notes issued by the ING USA Global Funding Trust 1.